UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2008
CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts	02144

(Address Of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 628-4000
Not Applicable

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 5, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Central Bancorp, Inc. (the “Company”) entered into a Letter Agreement and the related Securities Purchase Agreement — Standard Terms (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 10,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 234,742 shares of the Company’s common stock, par value $1.00 per share, for an aggregate purchase price of $10,000,000 million in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. On and after February 15, 2012, the Company may, at its option, redeem shares of Series A Preferred Stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to but excluding the redemption date. Prior to February 15, 2012, the Company may redeem shares of Series A Preferred Stock only if it has received aggregate gross proceeds of not less than $2,500,000 from one or more qualified equity offerings, and the aggregate redemption price may not exceed the net proceeds received by the Company from such offerings. The redemption of the Series A Preferred Stock requires prior regulatory approval. The restrictions on redemption are set forth in the Articles of Amendment to the Company’s Articles of Organization (the “Articles of Amendment”) described in Item 5.03 below.
     The Warrant is exercisable at $6.39 per share at any time on or before December 5, 2018. The number of shares of the Company’s common stock issuable upon exercise of the Warrant and the exercise price per share will be adjusted if specific events occur. The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.
     The Series A Preferred Stock and the Warrant were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may not transfer a portion of the Warrant with respect to, or exercise the Warrant for, more than one-half of the shares of common stock underlying the Warrant prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $10,000,000 from one or more qualified equity offerings or December 31, 2009.
     The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, John D. Doherty, William P. Morrissey, David W. Kearn, Paul S. Feeley and Shirley M. Tracy (the Company’s “Senior Executive Officers,” as defined in the Purchase Agreement) each: (i) voluntarily waived any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period that the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into an amendment to the Senior Executive Officer’s employment agreement that provides that any severance payments made to the Senior Executive Officer will be reduced, as necessary, so as to comply with the requirements of the TARP Capital Purchase Program.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated by reference into this Item 3.02.
Item 3.03 Material Modification to Rights of Security Holders.
     Pursuant to the terms of the Purchase Agreement, prior to the earlier of (i) December 5, 2011 or (ii) the date on which the Series A Preferred Stock has been redeemed in full or Treasury has transferred all of the Series A Preferred Stock to non-affiliates, the Company cannot increase its quarterly cash dividend above $0.18 or repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities without the consent of Treasury.
     In addition, pursuant to the Articles of Amendment, so long as any shares of Series A Preferred Stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Company’s common stock or any class or series of the Company’s equity securities ranking junior, as to dividends and upon liquidation, to the Series A Preferred Stock (“Junior Stock”) (other than dividends payable solely in shares of common stock) or on any other class or series of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A Preferred Stock (“Parity Stock”), and may not repurchase or redeem any common stock, Junior Stock or Parity Stock, unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A Preferred Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated by reference into this Item 5.02.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 3, 2008, the Company filed Articles of Amendment with the Secretary of the Commonwealth of Massachusetts for the purpose of amending its Articles of Organization to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Articles of Amendment are attached hereto as Exhibit 4.1 and are incorporated herein by reference.
Item 8.01 Other Information.
     On December 5, 2008, the Company issued a press release announcing the issuance of the Series A Preferred Stock and the Warrant to Treasury pursuant to the Purchase Agreement. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 9. 01 Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Articles of Amendment to the Articles of Organization of Central Bancorp, Inc. Establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Central Bancorp, Inc.

4.3	Warrant to Purchase 234,742 Shares of Common Stock of Central Bancorp, Inc.

10.1	Letter Agreement and Related Securities Purchase Agreement — Standard Terms, dated December 5, 2008, Between Central Bancorp, Inc. and the United States Department of the Treasury

10.2	Form of Waiver Executed by Each of John D. Doherty, William P. Morrissey, David W. Kearn, Paul S. Feeley and Shirley M. Tracy

99.1	Press Release Dated December 5, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.
Date: December 8, 2008	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Treasurer and Chief Financial Officer